UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2013

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Quality Systems, Inc., a California corporation (the “Company”), entered into separate indemnification agreements (each, an “Indemnification Agreement”) with its directors and officers. The Company entered into an Indemnification Agreement with each of Craig Barbarosh, George Bristol, Mark Davis, Paul Holt, Daniel Morefield, Donn Neufeld, Russell Pflueger, Steven Plochocki, Stephen Puckett, Sheldon Razin, Lance Rosenzweig, Monte Sandler and James Sullivan on January 23, 2013, and with Ahmed Hussein on January 25, 2013. The Company’s board of directors (the “Board”) has approved, following the recommendation of the Nominating and Governance Committee of the Board, the form of Indemnification Agreement. Each of the Indemnification Agreements replaces and supersedes the indemnification agreements previously entered into with such individuals, the form of which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2010.

Each Indemnification Agreement provides, among other things, for indemnification to the fullest extent permitted by the Company’s amended articles of incorporation, bylaws and applicable laws against (i) all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement relating to any proceeding, other than a proceeding by or in the right of the Company to procure a judgment in its favor, actually and reasonably incurred by indemnitee or on his or her behalf in connection with such proceeding if indemnitee acted in good faith and in a manner indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, (ii) all expenses relating to any proceeding by or in the right of the Company to procure a judgment in its favor actually and reasonably incurred by indemnitee or on his or her behalf in connection with such proceeding if indemnitee acted in good faith and in a manner indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided that, if applicable laws so provide, no indemnification for expenses shall be made in respect of any claim, issue or matter as to which indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the appropriate court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, indemnitee is fairly and reasonably entitled to indemnification, and (iii) notwithstanding any other provisions of the Indemnification Agreement, all expenses actually and reasonably incurred by indemnitee or on his or her behalf in connection with a proceeding or defense, in whole or in part, to which the indemnitee is a party or participant and in which the indemnitee is successful. Each Indemnification Agreement provides for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that such indemnitee is not entitled to such indemnification by the Company.

The foregoing description of each Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of each Indemnification Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (Directors and Officers)*

* Indicates a management contract or compensatory plan or arrangement in which any director or named executive officer participates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2013

QUALITY SYSTEMS, INC.

By:	/s/ JAMES J. SULLIVAN

James J. Sullivan
Executive Vice President, General Counsel and Secretary

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

10.1	Form of Indemnification Agreement (Directors and Officers)